Exhibit 99.1

Monocle Acquisition and AerSale Announce Business Combination

AerSale, Currently Owned by Leonard Green & Partners and Founders, to Become Publicly Listed Global Provider of Integrated Aviation Aftermarket Solutions

Well-Positioned to Capitalize on Rapidly Expanding Aviation Aftermarket

Experienced AerSale Management Will Continue to Lead Combined Company

NEW YORK and CORAL GABLES, FL, December 9, 2019 – Monocle Acquisition Corporation (Nasdaq: MNCL), a public investment vehicle, and AerSale Corp. (“AerSale” or the “Company”), a leading integrated, global provider of aviation aftermarket products and services, today announced that they have entered into a definitive agreement to merge in a transaction with an implied enterprise value of approximately $430 million, equating to approximately 6.3x AerSale’s forecasted 2020 Adjusted EBITDA. The combined company, which will be named AerSale Corporation, will be publicly traded on the Nasdaq Stock Market.

AerSale, currently owned by Leonard Green & Partners, Florida Growth Fund LLC and the Company’s two founders, is a leading global supplier of aftermarket aircraft, spare engines, flight equipment, maintenance, repair and overhaul (MRO) services, and used serviceable material (USM) support. The Company also provides a broad range of internally engineered proprietary repairs, products, modifications, upgrades, and other cost-saving technical solutions. AerSale focuses on commercial aircraft and engines from their mid-life phase of operating service through asset retirement. By utilizing its highly integrated suite of asset management, maintenance and monetizing services, AerSale is able to realize the highest value of mid-life flight equipment investments, while also maximizing the value, reliability, performance and safety of customers’ aircraft and engines worldwide.

Headquartered in Coral Gables, Florida and with strategically located operating facilities, AerSale serves a growing global customer base. The Company’s management team, averaging approximately 25 years of directly related multi-disciplined industry experience, has established customer relationships across major airlines, cargo operators, MRO shops, OEMs, government entities, and aircraft leasing companies. Supported by proprietary aircraft, engine and component pricing, utilization and transaction data, unique fleet analytics, and a highly structured opportunity identification and valuation process, AerSale’s leadership has demonstrated financial success across economic cycles, and has well-positioned the Company to grow in the rapidly expanding commercial aviation aftermarket sector.

Under the terms of the merger agreement, which was unanimously approved by the boards of directors of both Monocle and AerSale, existing AerSale shareholders, including Leonard Green & Partners, will receive $250 million in cash and $150 million in newly issued common equity at closing, subject to adjustment to the mix of consideration under certain circumstances. The cash component of the purchase price is expected to be funded by Monocle’s cash in trust and the proceeds of an asset backed debt financing facility. Monocle has secured a commitment for this facility from Wells Fargo Bank, N.A. and PNC Bank, National Association, and may seek to raise additional capital through junior debt or other sources of debt financing. Under certain conditions, the parties have the option to reduce the cash consideration to not less than $200 million in exchange for the issuance of up to $50 million of convertible preferred equity to existing AerSale shareholders. In connection with the transaction and after closing, existing AerSale shareholders will also have the right to receive $33 million in additional value in stock consideration based on the post-closing share price performance.

Following the transaction, Leonard Green & Partners, Florida Growth Fund LLC and members of AerSale’s management team will continue to own approximately 42% of the outstanding shares of the combined company, subject to certain transaction closing assumptions. The remaining outstanding shares of the combined company will be held by public stockholders, including the founders of Monocle.

On a pro forma basis, AerSale expects to generate approximately $310 million in revenue and a 17.6% Adjusted EBITDA margin for the full year 2019. The Company forecasts significant revenue and Adjusted EBITDA growth over the next several years resulting from the increasing contribution of MRO products and services, the rollout of higher margin proprietary engineered products and services, the anticipated availability of attractively-priced retiring aircraft and engines for acquisition, increased penetration of the government and defense marketplace, improved operating leverage, and continuing M&A activity.

Following completion of the proposed transaction, AerSale will be led by its highly experienced management team, including Co-Founder, Chairman and Chief Executive Officer Nicolas Finazzo; Co-Founder and Executive Vice Chairman Robert Nichols; Division President of MRO Services Basil Barimo; Division President of Airframe & Engine Materials Gary Jones; Chief Technology Officer and Division President of Engineered Solutions Iso Nezaj; Division President of Aircraft & Engine Management Craig Wright; and Chief Financial Officer Martin Garmendia. It is anticipated that the Board of Directors of the combined company will be comprised of eight members: its two co-founders, Mr. Finazzo and Mr. Nichols; two members of the Monocle management team; one member from Leonard Green & Partners; and three additional independent directors.

Mr. Finazzo commented, “I am extremely proud of the business that our team has built over the past decade. A number of years ago, we recognized the competitive advantages of becoming fully integrated across the aviation aftermarket. To this end, we have progressively expanded into MRO services, and at the same time focused relentlessly on maximizing their integration with our asset management solutions business unit. We believe that today AerSale offers one of the broadest range of integrated aircraft asset management solutions and technical capabilities available to meet the expanding needs of aftermarket flight equipment stakeholders worldwide. Entering the public markets is an exciting step for our company, and we are eager to achieve this through our transaction with Monocle and our continuing relationship with Leonard Green & Partners. This transaction will undoubtedly benefit our customers, employees, shareholders, and suppliers, as we continue to expand our market share and further strengthen our reputation as a market leader in aviation aftermarket solutions.”

Monocle raised $172.5 million through an initial public offering (“IPO”) on February 11, 2019. During the IPO process, Monocle stated its intent to serve as a platform for consolidation and growth opportunities by partnering with companies in the aerospace & defense sectors. The Monocle founders – Eric Zahler, Sai Devabhaktuni and Richard Townsend – have extensive expertise in the aerospace & defense industry, and decades of experience operating and growing public companies in the sector.

Mr. Zahler, Chief Executive Officer and President of Monocle, commented, “AerSale aligns perfectly with the investment criteria we outlined throughout Monocle’s IPO process. The aviation aftermarket sector has proven resilient to economic cycles, and we believe presents a compelling opportunity for future growth. AerSale has created significant competitive advantages through regulatory streamlining, data capture and analytics, long-term customer relationships, and its integrated business model. We are acquiring this business at an attractive valuation relative to public aerospace peers, while providing significant potential to generate shareholder value over the near- and long-term.”

“AerSale provides Monocle a strong platform that we believe is scalable through sustained organic growth and disciplined M&A in a highly-fragmented sector of the aviation industry,” added Mr. Devabhaktuni, Chairman of Monocle. “We were immediately impressed by the AerSale leadership team’s deep industry expertise, broad industry relationships, and ability to foster a culture of excellence that has enabled the Company to establish meaningful competitive advantages. It is clear this company is ready for the public market, and that a public listing will provide an additional catalyst for accelerating growth. We look forward to working with AerSale’s leadership team to build on the Company’s attractive growth trajectory.”

Jonathan Seiffer, Senior Partner at Leonard Green & Partners, added, “Since our initial investment in AerSale, we have fully supported management in executing our shared vision to create an integrated provider of aviation aftermarket products and services. Today, AerSale is a global business with a demonstrated ability to scale quickly and efficiently. We believe the future remains very bright for the company under this new structure, and we are excited to continue supporting the highly experienced combined team as it pursues a wide range of new growth opportunities.”

Investment Thesis

Monocle believes the proposed transaction presents a compelling investment opportunity for shareholders in several ways, including the following

•	Well-positioned in the resilient and rapidly expanding commercial aviation aftermarket;
•	Maximizes return on investment through a differentiated and integrated business model, leveraging a broad range of “Nose to Tail” aftermarket products, services and technical solutions;
•	Long-standing relationships with constituents across the value chain to support procurement and monetization of assets;
•	Multiple levers for sustained organic growth across existing and new business lines;
•	Scalable platform for growth through M&A, with a demonstrated ability to acquire and integrate businesses;
•	Proven leadership team with deep industry expertise across multiple aviation business cycles; and
•	Business combination at an attractive valuation relative to public commercial aerospace aftermarket peers.

Completion of the transaction, which is expected in the first half of 2020, is subject to Monocle shareholder approval and other customary closing conditions.

Monocle is being advised by PJT Partners; Cowen; Cadwalader, Wickersham & Taft LLP; Greenberg Traurig, LLP; and Alton Aviation Consultancy. AerSale is being advised by RBC Capital Markets; Harris Williams and Latham & Watkins LLP.

Teleconference Information

Monocle and AerSale will host a teleconference regarding the proposed transaction on Monday, December 9, 2019, at 10:30 am ET. The teleconference and accompanying slide presentation can be accessed by visiting https://event.on24.com/wcc/r/2154390-1/A2D2AFD31A767E1FF8CF3D45AE919BA8. The teleconference can also be accessed by dialing +1 (866) 342 8591 or +1 (203) 518 9713 and providing the conference ID 120919 or asking for the Monocle/AerSale teleconference.

A replay will be available beginning on December 9, 2019 at 12:30 p.m. ET. The replay can be accessed at the same link as the teleconference.

About Monocle Acquisition Corporation

Monocle Acquisition Corporation is a public investment vehicle formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more businesses with a focus in the aerospace and defense sectors.

About AerSale Corp.

A global aviation leader celebrating its 10-year anniversary, AerSale specializes in the sale, lease, and exchange of used aircraft, engines, and components, in addition to providing a broad range of maintenance, repair, and overhaul and engineering services for commercial aircraft and components. AerSale also offers asset management services to owners of end-of-life aircraft and engine portfolios. For more information, please visit www.aersale.com.

About Leonard Green & Partners

Leonard Green & Partners, L.P. is a leading private equity investment firm founded in 1989 and based in Los Angeles. The firm partners with experienced management teams and often with founders to invest in market-leading companies. Since inception, LGP has invested in over 90 companies in the form of traditional buyouts, going-private transactions, recapitalizations, growth equity, and selective public equity and debt positions. LGP primarily focuses on companies providing services, including consumer, business, and healthcare services, as well as retail, distribution, and industrials. For more information, please visit www.leonardgreen.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Monocle’s and AerSale’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, Monocle’s and AerSale’s expectations with respect to future performance and anticipated financial impacts of the consummation of the transactions described in this press release (the “Business Combination”), the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Monocle’s and AerSale’s control and are difficult to predict.  Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the Business Combination to fail to close; (2) the outcome of any legal proceedings that may be instituted against Monocle and AerSale following the announcement of the Merger Agreement and the Business Combination; (3) the inability to complete the Business Combination, including due to failure to obtain approvals from the stockholders of Monocle and AerSale or other conditions to closing in the Merger Agreement; (4) the inability to obtain or maintain the listing of the shares of common stock of the post-acquisition company on The Nasdaq Stock Market following the Business Combination; (5) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations; (9) the possibility that AerSale or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” therein, and in Monocle’s other filings with the SEC.  Monocle and AerSale caution that the foregoing list of factors is not exclusive.  Monocle and AerSale further caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  Monocle and AerSale do not undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based unless required to do so under applicable law.

Non-GAAP Financial Measures

This press release includes projected non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA margin on a pro forma basis. AerSale defines Adjusted EBITDA as net income (loss) after giving effect to interest expense, depreciation and amortization, income tax expense (benefit), management fees, the Med-View Settlement and one-time adjustments and non-recurring items.  AerSale defines Adjusted EBITDA on a pro forma basis as Adjusted EBITDA after giving effect to normalized Avborne EBITDA, normalized Qwest EBITDA and estimated public company costs.

Monocle and AerSale believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to AerSale’s financial condition and results of operations.  AerSale’s management uses certain of these non-GAAP measures to compare AerSale’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These non-GAAP measures should not be construed as an alternative to net income or net income margin as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP).

You should review AerSale’s audited financial statements, which are included in the proxy statement/prospectus to be delivered to Monocle’s stockholders, and not rely on any single financial measure to evaluate AerSale’s business.  Other companies may calculate Adjusted EBITDA differently, and therefore AerSale’s Adjusted EBITDA and other non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Additional Information About the Transaction and Where to Find it

In connection with the proposed transaction, Monocle intends to file a Registration Statement on Form S-4, which will include a preliminary proxy statement/prospectus of Monocle. Monocle will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. MONOCLES STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE AMENDMENTS THERETO AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN FILED IN CONNECTION WITH THE PROPOSED TRANSACTION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT AERSALE, MONOCLE AND THE PROPOSED TRANSACTION. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed transaction will be mailed to stockholders of Monocle as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov.

Participants in the Solicitation

Monocle and AerSale and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Monocle’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of Monocle’s directors and officers in Monocle’s filings with the SEC, including Monocle’s Form S-1 registration statement, which was declared effective by the SEC on February 6, 2019. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Monocle’s stockholders in connection with the proposed business combination will be set forth in the proxy statement/prospectus for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the registration statement that the parties intend to file with the SEC.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Contact

Mark Semer / Nicholas Capuano

Kekst CNC

(212) 521-4800